Exhibit 99.1

QUALYS, INC. ANNOUNCES FIRST QUARTER 2016 FINANCIAL RESULTS

Revenue Growth of 23% Year-Over-Year

GAAP EPS: $0.13

Non-GAAP EPS: $0.21

REDWOOD CITY, CA – May 2, 2016 – Qualys, Inc. (NASDAQ: QLYS), a pioneer and leading provider of cloud-based security and compliance solutions, today announced financial results for the first quarter ended March 31, 2016. For the quarter, the Company reported record revenues of $46.2 million, GAAP net income of $4.8 million, non-GAAP net income of $8.0 million, adjusted EBITDA of $16.1 million, GAAP earnings per diluted share of $0.13 and non-GAAP earnings per diluted share of $0.21.

“Our strong fiscal first quarter results were driven by continued growth of customer and partner commitments to our pure SaaS security and compliance platform as the market is now clearly shifting away from traditional enterprise security and compliance products,” said Philippe Courtot, Chairman, President and CEO, Qualys. “Our results demonstrate that by winning a larger share of our customers’ security spend, we continue to outpace the market growth rate.”

Courtot continued, “At the RSA Conference this quarter, we introduced new innovations and major expansions to our platform all of which were very well received by our customer base. We continue to see significant adoption for our Cloud Agents technology across all sectors of our business. Security is now a strategic priority embedded in key business decisions for enterprises and organizations around the world. Our world-class security and compliance platform allows us to deliver multiple, fully-integrated cloud-based security offerings to achieve superior security, simplify deployment and reduce total cost of ownership for our customers.”

First Quarter 2016 Financial Highlights

Revenues: Revenues for the first quarter of 2016 increased by 23% to $46.2 million compared to $37.5 million for the same quarter in 2015. Revenue growth was driven by a combination of sales of subscriptions to new customers, as well as subscription renewals and upsells of additional subscriptions to existing customers.

Deferred Revenues: Current deferred revenues increased by 15.5% to $101.6 million at March 31, 2016 compared to $87.9 million at March 31, 2015. Total deferred revenues increased by 17% to $114.6 million at March 31, 2016 compared to $98.0 million at March 31, 2015.

Gross Profit: GAAP gross profit for the first quarter of 2016 increased by 25% to $36.8 million compared to $29.5 million for the same quarter in 2015. GAAP gross margin percentage was 80% for the first quarter of 2016 compared to 79% in the prior year’s first quarter. Non-GAAP gross profit increased by 25% to $37.2 million compared to $29.9 million in the same quarter in 2015. Non-GAAP gross margin percentage was 80% for both first quarter periods in 2016 and 2015.

Operating Income: GAAP operating income for the first quarter of 2016 was $7.6 million compared to $4.9 million in the same quarter in 2015. Non-GAAP operating income for the first quarter of 2016 was $12.3 million compared to $8.8 million in the same quarter in 2015.

Net Income: GAAP net income for the first quarter of 2016 was $4.8 million, or $0.13 per diluted share, compared to $3.0 million, or $0.08 per diluted share, for the same quarter in 2015. Non-GAAP net income for the first quarter of 2016 was $8.0 million, or $0.21 per diluted share, compared to non-GAAP net income of $5.5 million, or $0.15 per diluted share, for the same quarter in 2015.

Adjusted EBITDA: Adjusted EBITDA (a non-GAAP financial measure) for the first quarter of 2016 increased by 35% to $16.1 million compared to $12.0 million for the same quarter in 2015. As a percentage of revenues, adjusted EBITDA increased to 35% for the first quarter of 2016 compared to 32% for the same quarter in 2015.

First Quarter 2016 Business Highlights

Customers:

•	New customers included: Cox Automotive, Avery Dennison, AECOM Technology Corporation, ED&F MAN, Admiral Group Plc, Roche Holdings AG, Main Line Health, Huawei Technologies Co., Library of Congress, MTN Group, ICBC Standard Bank, Blue Cross and Blue Shield of Massachusetts, South Carolina Dept of Employment, HCL Technologies LTD, Nissan Motors Limited and the Accord Group.

New Services:

•	Continued Qualys Cloud Agents expansion for new operating systems including LINUX and Mac OS adding to the platform’s existing support for Windows. This technology enables visualization of all IT assets with Qualys AssetView™ and eases expansion of vulnerability management and policy compliance programs to endpoints, mobile IT assets and elastic cloud environments.

•	Introduced Qualys ThreatPROTECT™ leveraging Qualys Vulnerability Management to help customers visualize risk and prioritize threats to improve remediation efforts and reduce risk from the most critical vulnerabilities.

•	Launched Qualys Security Assessment Questionnaire (SAQ) as an extension to Qualys Policy Compliance solution to assist customers with streamlining compliance questionnaires and collecting evidence for various compliance efforts and regulatory mandates including PCI, HIPAA, SOX and others.

•	Introduced a new enterprise version of the Qualys Private Cloud Platform or ePCP targeted for the midmarket that is fully packaged as a 1-U appliance fully managed by Qualys and delivering to customers the entire Qualys suite while allowing to keep their data on on-premise.

Strategic and Channel Partnerships:

•	Announced OEM partnership with HEAT Software to embed their best-of-breed patching solution, PatchLink technology, within Qualys Cloud Agents to distribute patches and allow customers to perform remediation at the endpoints.

Industry Recognition:

•	Qualys Web Application Scanning (WAS) named a winner in the 2016 SANS Awards.

•	Qualys Vulnerability Management (VM) highlighted as a leader in the 2016 SANS Awards.

New CFO Appointed:

•	Qualys announced today in a separate press release (here) the appointment of Melissa Fisher as Chief Financial Officer. Fisher will lead all elements of the company’s finance, accounting, investor relations, treasury, and tax functions. Fisher brings nearly 20 years of technology industry and public markets experience to Qualys. She was most recently the Vice President of FP&A, Investor Relations and Treasury at Zynga (NASDAQ - ZNGA).

Financial Performance Outlook

Second Quarter 2016 Guidance: Management expects revenues to be in the range of $47.6 million to $48.3 million. At the midpoint, this represents 20% growth over second quarter 2015 revenues. GAAP net income per diluted share is expected to be in the range of $0.06 to $0.08, which assumes an effective income tax rate of 37%, and non-GAAP net income per diluted share is expected to be in the range of $0.15 to $0.17, which assumes an effective non-GAAP income tax rate of 36%. Second quarter 2016 EPS estimates are based on approximately 38.4 million weighted average diluted shares outstanding for the quarter.

Full Year 2016 Guidance: Management continues to expect revenues to be in the range of $195.6 million to $198.6 million. At the midpoint, this represents 20% growth over 2015 full year revenues. GAAP net income per diluted share is expected to be in the range of $0.36 to $0.41, which assumes an effective income tax rate of 37%. Non-GAAP net income per diluted share is expected to be in the range of $0.74 to $0.79, which assumes an effective non-GAAP income tax rate of 36%. Full year 2016 EPS estimates are based on approximately 38.9 million weighted average diluted shares outstanding.

Investor Conference Call

Qualys will host a conference call and live webcast to discuss its first quarter 2016 financial results today at 1:30 p.m. PST (4:30 p.m. EST). To access the conference call, dial (877) 881-2609 in the U.S. or +1 (970) 315-0463 for international participants with conference ID #87693736. The live webcast of Qualys’ earnings conference call can also be accessed at investor.qualys.com. A replay of the conference call will be available through the same webcast link following the end of the call.

About Qualys, Inc.

Qualys, Inc. (NASDAQ: QLYS) is a pioneer and leading provider of cloud-based security and compliance solutions with over 8,800 customers in more than 100 countries, including a majority of each of the Forbes Global 100 and Fortune 100. The Qualys Cloud Platform and integrated suite of solutions help organizations simplify security operations and lower the cost of compliance by delivering critical security intelligence on demand and automating the full spectrum of auditing, compliance and protection for IT systems and web applications. Founded in 1999, Qualys has established strategic partnerships with leading managed service providers and consulting organizations including Accenture, BT, Cognizant Technology Solutions, Dell SecureWorks, Fujitsu, HCL Comnet, Infosys, NTT, Optiv, Tata Communications, Verizon and Wipro. The company is also a founding member of the Cloud Security Alliance (CSA). For more information, please visit www.qualys.com.

Qualys, the Qualys logo and QualysGuard are proprietary trademarks of Qualys, Inc. All other products or names may be trademarks of their respective companies.

Legal Notice Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements generally relate to future events or our future financial or operating performance. Forward-looking statements in this press release include, but are not limited to, statements related to: the growth of our business, including renewals, adoption of our existing solutions and our new offerings to both existing and new customers; the effect of new structures to our standard contract terms; the expansion of our partnerships and the related benefits of such partnerships; the threat environment in which we operate and any changes thereto; the capabilities of our platform; our strategy and our business model, the scalability of our strategy, and ability to execute such strategy; our guidance for revenues, GAAP EPS and non-GAAP EPS for the second quarter and full year 2016, and our expectations for the number of weighted average diluted shares outstanding and effective income tax rate for the second quarter and full year 2016. Our expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected. These risks include our ability to continue to develop platform capabilities and solutions; the ability of our platform and solutions to perform as intended; customer acceptance and purchase of our existing solutions and new solutions; real or perceived defects, errors or vulnerabilities in our products or services; our ability to retain existing customers and generate new customers; the budgeting cycles, seasonal buying patterns and length of our sales cycle; our ability to manage costs as we increase our customer base and the number of our platform solutions; the market for cloud solutions for IT security and compliance not increasing at the rate we expect; competition from other products and services; fluctuations in currency exchange rates, unexpected fluctuations in our effective tax rate on a GAAP and non-GAAP basis, our ability to effectively manage our rapid growth and our ability to anticipate future market needs and opportunities; any unanticipated accounting charges; and general market, political, economic and business conditions in the United States as well as globally. The forward-looking statements contained in this press release are also subject to other risks and uncertainties, including those more fully described in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on February 26, 2016. The forward-looking statements in this press release are based on information available to Qualys as of the date hereof, and Qualys disclaims any obligation to update any forward-looking statements, except as required by law.

Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, Qualys monitors operating measures of non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and free cash flow to evaluate its ongoing operational performance and enhance an overall understanding of its past financial performance. Qualys believes that these non-GAAP operating metrics help illustrate underlying trends in its business that could otherwise be masked by the effect of the income or expenses, as well as the related tax effects, that are excluded in non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share and adjusted EBITDA. Furthermore, Qualys uses these operating measures to establish budgets and operational goals for managing its business and evaluating its performance. Qualys monitors free cash flow as a liquidity measure to provide useful information to management and investors about the amount of cash generated by the Company that, after the acquisition of property and equipment and capitalized software development costs, can be used for strategic opportunities, including investing in our business, making strategic acquisitions and strengthening the balance sheet. Qualys also believes that non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP net income, non-GAAP net income per diluted share, adjusted EBITDA and free cash flow provide additional tools for investors to use in comparing its recurring core business operating results over multiple periods with other companies in its industry.

The Company’s non-GAAP net income and non-GAAP net income per diluted share include tax adjustments required to achieve the effective tax rate on a non-GAAP basis, which could differ from the GAAP effective tax rate. The Company believes the non-GAAP effective tax rate, which is 36% in 2016, is a reasonable estimate under its global operating structure. The Company intends to re-evaluate the non-GAAP effective tax rate on an annual basis. However, it may adjust this rate during the year to take into account events or trends that it believes materially impact the estimated annual rate. The non-GAAP effective tax rate could be subject to change for a number of reasons, including but not limited to, significant changes resulting from tax legislation, material changes in geographic mix of revenues and expenses and other significant events.

The presentation of this non-GAAP financial information is not intended to be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the non-GAAP financial measures discussed in this press release to the most directly comparable GAAP financial measures is included with the financial statements contained in this press release. Management uses both GAAP and non-GAAP information in evaluating and operating its business internally and as such has determined that it is important to provide this information to investors.

Investor Contact:

Sheila Ennis

ICR for Qualys

(650) 801-6100

ir@qualys.com

Media Contact:

Jennifer McManus-Goode

LEWIS for Qualys

qualys@teamlewis.com

(781) 418-2406

Source: Qualys

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
Revenues	$46,248	$37,493
Cost of revenues (1)	9,416	7,964

Gross profit	36,832	29,529
Operating expenses:
Research and development (1)	7,834	7,150
Sales and marketing (1)	13,933	11,443
General and administrative (1)	7,468	6,016

Total operating expenses	29,235	24,609

Income from operations	7,597	4,920
Other income (expense), net:
Interest expense	(13)	—
Interest income	250	101
Other expense, net	(69)	(178)

Total other income (expense), net	168	(77)

Income before income taxes	7,765	4,843
Provision for income taxes	2,982	1,841

Net income	$4,783	$3,002

Net income per share:
Basic	$0.14	$0.09

Diluted	$0.13	$0.08

Weighted average shares used in computing net income per share:
Basic	34,619	33,775

Diluted	37,838	38,235

(1) Includes stock-based compensation as follows:

Cost of revenues	$379	$328
Research and development	1,295	1,152
Sales and marketing	1,249	811
General and administrative	1,774	1,584

Total stock-based compensation	$4,697	$3,875

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$4,783	$3,002
Available-for-sale investments:
Change in net unrealized gain (loss) on investments, net of tax	229	29
Less: reclassification adjustment for net realized gain (loss) included in net income	12	(4)

Net change, net of tax	241	25

Other comprehensive income, net	241	25

Comprehensive income	$5,024	$3,027

Qualys, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in thousands)

	March 31, 2016	December 31, 2015
Assets
Current assets:
Cash and cash equivalents	$112,471	$91,698
Short-term investments	93,238	87,268
Accounts receivable, net	42,414	42,325
Prepaid expenses and other current assets	7,448	7,945

Total current assets	255,571	229,236
Long-term investments	34,614	43,277
Property and equipment, net	31,786	31,329
Deferred tax assets, net	17,165	16,079
Intangible assets, net	1,267	1,360
Goodwill	317	317
Other noncurrent assets	1,942	1,916

Total assets	$342,662	$323,514

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,393	$2,368
Accrued liabilities	11,513	11,786
Deferred revenues, current	101,557	98,025

Total current liabilities	117,463	112,179
Deferred revenues, noncurrent	13,092	14,564
Other noncurrent liabilities	1,611	1,205

Total liabilities	132,166	127,948
Stockholders’ equity:
Common stock	35	34
Additional paid-in capital	233,133	223,228
Accumulated other comprehensive income (loss)	30	(211)
Accumulated deficit	(22,702)	(27,485)

Total stockholders’ equity	210,496	195,566

Total liabilities and stockholders’ equity	$342,662	$323,514

Qualys, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Cash flows from operating activities:
Net income	$4,783	$3,002
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	3,834	3,182
Bad debt expense	80	175
Loss on disposal of property and equipment	—	4
Stock-based compensation	4,697	3,875
Amortization of premiums and accretion of discounts on investments	208	168
Excess tax benefits from stock-based compensation	(3,095)	(91)
Deferred income taxes	(1,086)	1,362
Changes in operating assets and liabilities:
Accounts receivable	(169)	(5,914)
Prepaid expenses and other assets	573	(670)
Accounts payable	2,026	(3,609)
Accrued liabilities	2,822	1,690
Deferred revenues	2,059	6,782
Other noncurrent liabilities	406	70

Net cash provided by operating activities	17,138	10,026

Cash flows from investing activities:
Purchases of investments	(49,450)	(31,781)
Sales and maturities of investments	52,176	25,977
Purchases of property and equipment	(4,181)	(6,148)
Capitalized software development costs	(118)	(99)

Net cash used in investing activities	(1,573)	(12,051)

Cash flows from financing activities:
Proceeds from exercise of stock options	2,113	3,448
Excess tax benefits from stock-based compensation	3,095	91

Net cash provided by financing activities	5,208	3,539

Net increase in cash and cash equivalents	20,773	1,514
Cash and cash equivalents at beginning of period	91,698	76,504

Cash and cash equivalents at end of period	$112,471	$78,018

Non-cash investing and financing activities:
Vesting of early exercised common stock options	$—	$6

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

EBITDA AND ADJUSTED EBITDA

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
Net income	$4,783	$3,002
Depreciation and amortization of property and equipment	3,724	3,084
Amortization of intangible assets	110	98
Interest expense	13	—
Provision for income taxes	2,982	1,841

EBITDA	11,612	8,025
Stock-based compensation	4,697	3,875
Other (income) expense, net	(181)	77

Adjusted EBITDA	$16,128	$11,977

Qualys, Inc.

RECONCILIATION OF NON-GAAP DISCLOSURES

(Unaudited)

(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
GAAP gross profit	$36,832	$29,529
Plus: Stock-based compensation	379	328

Non-GAAP gross profit	$37,211	$29,857

GAAP income from operations	$7,597	$4,920
Plus: Stock-based compensation	4,697	3,875

Non-GAAP income from operations	$12,294	$8,795

GAAP net income	$4,783	$3,002
Plus: Stock-based compensation	4,697	3,875
Less: Tax adjustment	(1,504)	(1,332)

Non-GAAP net income	$7,976	$5,545

Non-GAAP net income per share:
Basic	$0.23	$0.16

Diluted	$0.21	$0.15

Weighted average shares used in computing non-GAAP net income per share:
Basic	34,619	33,775

Diluted	37,838	38,235

Qualys, Inc.

RECONCILIATON OF NON-GAAP DISCLOSURES

FREE CASH FLOWS

(Unaudited)

(in thousands)

	Three Months Ended March 31,
	2016	2015
GAAP cash flows provided by operating activities	$17,138	$10,026
Less:
Purchases of property and equipment	(4,181)	(6,148)
Capitalized software development costs	(118)	(99)

Non-GAAP free cash flows	$12,839	$3,779